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                                                                      EXHIBIT 99


                        FIRST STATE BANK & TRUST COMPANY
                           OF EAST BATON ROUGE PARISH
                                3033 Ray Weiland
                              Post Office Box 487
                            Baker, Louisiana  70714

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Guy C. Billups, Jr., W. R. Allison and Rufus D. Hayes, or any of them (with full power to act alone and to appoint a substitute), as Proxies, and hereby authorizes them to represent and to vote all the shares of common stock of First State Bank & Trust Company of East Baton Rouge Parish ("First State Bank") held of record by the undersigned on ___________, 1994, at the special meeting of stockholders to be held on
_____________, 1994, at ____.m., and at any and all adjournments thereof as follows:

         1. The proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of November 30, 1993 (the "Agreement") by and among First State Bank, Hancock Holding Company and Hancock Bank of Louisiana whereby First State Bank will be merged with and into Hancock Bank of Louisiana.

                  FOR   ________   AGAINST  _________    ABSTAIN  ________

         2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

The Board of Directors recommends a vote "FOR" Proposal 1.

      THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Dated ___________________, 1994

________________________________           ________________________________
PRINT NAME OF STOCKHOLDER                  PRINT NAME OF STOCKHOLDER

_______________________________            ________________________________
SIGNATURE OF STOCKHOLDER                   SIGNATURE OF STOCKHOLDER

         Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

                        PLEASE PROMPTLY COMPLETE, DATE,
                            SIGN AND MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE